                                                                    Exhibit 23.1

                              Consent of KPMG LLP

The Board of Directors
Midas, Inc.

We consent to the use of our report dated March 27, 2003, with respect to the balance sheets of Midas, Inc. as of the end of fiscal years 2002 and 2001, and the related statements of operations, cash flows and changes in shareholders' equity for each of the fiscal years 2002, 2001, and 2000, incorporated herein by reference and to the reference to our firm under the Heading "Experts" in the prospectus.

                                        /s/ KPMG LLP

Chicago, Illinois
May 21, 2003